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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 1, 2018 (April 30, 2018)

KLX Inc.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-36610 (Commission File Number)	47-1639172 (I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida 33414-2105
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Item 8.01    Other Events.

        On April 30, 2018, KLX Inc. ("KLX" or the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Boeing Company, a Delaware corporation ("Boeing"), and Kelly Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Boeing, pursuant to which Boeing has agreed to acquire KLX's Aerospace Solutions Group ("ASG"). Upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing, Merger Sub will merge with and into KLX, with KLX surviving as a direct or indirect wholly owned subsidiary of Boeing (the "Merger").

        At the effective time of the Merger (the "Effective Time"), each share of KLX common stock that is issued and outstanding immediately prior to the Effective Time (other than shares of KLX common stock (i) held by KLX as treasury stock, (ii) held, directly or indirectly, by Boeing or Merger Sub immediately prior to the Effective Time or (iii) that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand, and properly demands, appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $63.00 per share in cash, without interest (the "Merger Consideration").

        Prior to the consummation of the Merger, KLX and KLX Energy Services Holdings, Inc. ("KLX Energy"), a to-be-formed wholly owned subsidiary of KLX and the eventual parent company of KLX's Energy Services Group ("ESG"), will enter into a distribution agreement (the "Distribution Agreement"), pursuant to which KLX Energy will distribute all of its issued and outstanding shares of common stock to the holders of the outstanding shares of KLX common stock on a pro rata basis (the "distribution") and spin off ESG from KLX (the "spin-off"). KLX Energy is expected to be a stand-alone independent public company, and its common stock is expected to be listed on Nasdaq at the time of the spin-off. Within 30 days of the date of the Merger Agreement, KLX may elect in lieu of the spin-off to sell ESG to a third party (either such sale or the spin-off, the "ESG Transaction"). Prior to the completion of the spin-off, KLX will contribute $50 million in cash, subject to a potential adjustment based on KLX Energy's cash flows from the date of the Merger Agreement to the distribution date.

        Prior to the distribution, KLX will solicit consents from holders of its 5.875% Senior Notes due 2022 to waive certain covenants to permit KLX to consummate the distribution and the spin-off. If appropriate consents are not received, KLX intends to consummate the spin-off immediately prior to the closing of the Merger.

        At the Effective Time, each award of KLX common stock subject to time-based, performance or other vesting or lapse restrictions, and each KLX restricted stock unit award, including any stock unit awards deferred under any of KLX's deferred compensation plans or otherwise, will become fully vested and, to the extent such award is subject to performance conditions, such performance conditions will be deemed satisfied at the maximum level, and will be canceled and converted into the right to receive a cash payment equal to the product of (a) the Merger Consideration multiplied by (b) the number of shares of KLX common stock represented by such award.

        The respective boards of directors of KLX and Boeing have unanimously approved the Merger Agreement, and the board of directors of KLX has agreed to recommend that KLX's stockholders adopt the Merger Agreement. KLX has agreed, subject to certain exceptions, not to directly or indirectly solicit competing alternative proposals and to terminate all existing discussions, negotiations and communications with respect to any alternative proposal. However, prior to the adoption of the Merger Agreement and the approval of the Merger Agreement by KLX's stockholders, the board of directors of KLX may, subject to certain conditions, withdraw its recommendation in favor of adoption of the Merger Agreement, terminate the Merger Agreement and simultaneously, upon payment to Boeing of a $105 million termination fee, enter into an alternative acquisition agreement if, in connection with the receipt of an alternative proposal, the board of directors of KLX determines in good faith that (i) such alternative proposal constitutes a superior proposal and (ii) a failure to effect such a withdrawal would be inconsistent with its fiduciary duties. In addition, the KLX board of directors may withdraw its recommendation (but not terminate the Merger Agreement) if, in connection with a material event or circumstance occurring after the date of the Merger Agreement that was not known at the date of the Merger Agreement, it determines in good faith that a failure to effect such a withdrawal of recommendation would be inconsistent with its fiduciary duties.

        The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (i) adoption of the Merger Agreement and approval of the Merger Agreement by KLX's stockholders; (ii) unless KLX has timely elected to sell ESG to a third party, the Exchange Act registration statement with respect to the KLX Energy shares to be issued in connection with the distribution having been declared effective by the SEC and such shares having been approved for listing on Nasdaq and the period of time specified by applicable law for the mailing of an information statement in connection with the spin-off having expired (assuming the information statement in connection with the spin-off is mailed immediately after the Exchange Act registration statement is declared effective by the SEC, whether or not the information statement in connection with the spin-off has in fact been mailed), (iii) consummation of the ESG Transaction, (iv) expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other approvals under foreign competition, antitrust or merger control laws (collectively, the "Required Approvals"); (v) there being no law or order prohibiting the Merger; (vi) subject to specified materiality standards, the accuracy of the representations and warranties of the parties; (viii) compliance by the parties in all material respects with their respective covenants; (ix) the absence of a material adverse effect with respect to KLX; (x) filing of all reports that contain financial statements required to be filed with the SEC prior to the closing of the Merger; and (xi) the delivery of an officer's closing certificate by both parties.

        KLX and Boeing have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (a) the conduct of KLX's business between the date of the signing of the Merger Agreement and the consummation of the Merger and (b) the efforts of the parties to cause the Merger to be completed.

        The Merger Agreement provides that Boeing may be required to pay KLX a termination fee equal to $175 million if the Merger Agreement is terminated by KLX or Boeing if (i) the Merger has not been consummated prior to April 30, 2019 because antitrust clearances have not been obtained or (ii) a U.S. governmental authority has issued or entered an order or an applicable antitrust law has been issued or enacted that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and, in the case of an order, such order has become final and non-appealable, and, in each case, the only condition that has not been satisfied or waived (other than conditions that by their nature are to be satisfied at closing) is the receipt of the Required Approvals.

        The Merger Agreement provides KLX may be required to pay Boeing a termination fee equal to (I) $175 million if the Merger Agreement is terminated by Boeing at any time after 5:00pm on January 11, 2019 if the conditions relating to the effectiveness of the spin-off registration statement, the listing of the KLX Energy common stock on Nasdaq (or a sale of KLX Energy if timely elected) or completion of the spin-off are the only conditions (other than conditions that by their nature are to be satisfied at closing) that has not been satisfied or waived, (II) $105 million if the Merger Agreement is terminated (i) by KLX to enter into an agreement with respect of a superior proposal or (ii) by Boeing (A) following a withdrawal of the recommendation of the board of directors of KLX or (B) a material breach of a covenant or agreement by KLX related to non-solicitation, acquisition proposals and changes in recommendation or (III) $70 million if the Merger Agreement is terminated (i) by either KLX or Boeing if the approval by the KLX stockholders of the Merger Agreement has not been obtained upon a vote taken at a KLX stockholder meeting and, within nine months, KLX enters into a definitive agreement with respect to an alternative proposal or (ii) by Boeing if KLX has materially breached any of its covenants or obligations under the Merger Agreement and, within nine months, KLX enters into a definitive agreement with respect to an alternative proposal.

        The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement, and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about KLX, Boeing or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of KLX, Boeing or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in KLX's public disclosures.

        The schedules to the Merger Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations, warranties and covenants contained in the Merger Agreement, have not been filed. Upon request, KLX will furnish to the SEC a copy of any omitted exhibit or schedule.

Spin-Off Agreements

        In connection with the spin-off, KLX will enter into the following agreements with KLX Energy.

Distribution Agreement

        KLX will enter into a Distribution Agreement with KLX Energy before KLX Energy's common stock is distributed to KLX stockholders. That agreement will set forth the principal actions to be taken in connection with ESG's spin-off from KLX. It will also set forth other agreements that govern certain aspects of KLX's relationship with KLX Energy following the spin-off.

        The Distribution.    The Distribution Agreement will govern the rights and obligations of the parties regarding the proposed distribution. KLX will cause its agent to distribute all such shares to KLX stockholders who hold KLX shares as of the record date for the spin-off.

        Conditions.    The Distribution Agreement will provide that the distribution is subject to several conditions that must be satisfied. The Distribution Agreement will provide that KLX may, in its sole discretion, determine the record date, the distribution date and the terms of the distribution and may, at any time prior to the completion of the distribution, decide to abandon or modify the distribution, subject to compliance with the terms of the Merger Agreement.

        Termination.    The Distribution Agreement will provide that it may be terminated by KLX at any time prior to the distribution date, subject to compliance with the terms of the Merger Agreement. Unless the Merger Agreement has been terminated, the Distribution Agreement can only be terminated by a written agreement signed by KLX and KLX Energy.

        Release of Claims.    KLX and KLX Energy will each release the other and its wholly owned subsidiaries and affiliates, and their respective stockholders (other than the public stockholders of KLX), directors, officers, agents and employees (in their respective capacities as such) from any claims against any of them that arise out of or relate to events or actions occurring or failing to occur or any conditions existing at or prior to the distribution. These releases will be subject to certain exceptions set forth in the Distribution Agreement.

        Indemnification.    KLX Energy, on the one hand, and KLX, on the other hand, will agree to indemnify each other against certain liabilities, among others, in connection with their respective businesses. The amount of each party's indemnification obligations for breaches of the Distribution Agreement or the other Spin-Off Agreements will be limited to $300 million in the aggregate.

        KLX Energy will indemnify KLX to the extent that KLX determines that it is required to account for any gain on the distribution for U.S. federal or corresponding state and local income purposes, as calculated in the manner described in the Distribution Agreement. KLX Energy will pay any such indemnity to KLX either, at KLX Energy's option, in cash, by issuing shares of its common stock to KLX or a combination of cash and shares of its common stock. In the event that, prior to January 11, 2019, KLX Energy has not received any required consent or waiver from its lenders or bond holders to effect the spin-off, KLX Energy's total indemnification obligation pursuant to this provision will not exceed $50 million.

        Negative Free Cash Flow Reimbursement.    The Distribution Agreement will provide that KLX Energy will reimburse KLX for the amount of negative free cash flow of KLX Energy (defined as "FCF Net Amount" in the Distribution Agreement), if any, in the period from the date of execution of the Merger Agreement through the date of effectiveness of the spin-off.

        Transaction Expenses.    Subject to the consummation of the Merger, KLX Energy will reimburse KLX for certain expenses incurred in connection with the spin-off in excess of $10 million. All other transaction costs and expenses will be borne by KLX.

        Non-Compete.    The Distribution Agreement will provide for a worldwide 5-year non-compete obligation of KLX Energy pursuant to which KLX Energy may not, subject to certain carve-outs, provide services or otherwise participate in the business of any competitor of KLX's business.

        Access to Information.    The Distribution Agreement will provide that each party will provide information reasonably requested by the other party: in connection with any reporting, disclosure, filing or other requirements imposed on the requesting party by a governmental authority; for use in any judicial, regulatory, administrative, tax, insurance or other proceeding or to satisfy audit, accounting or other similar requirements; to comply with its obligations under the Distribution Agreement; or for certain other purposes.

        The description of the Distribution Agreement contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of the Distribution Agreement, which is filed herewith as Exhibit A to Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Employee Matters Agreement

        KLX will enter into an Employee Matters Agreement with KLX Energy (the "Employee Matters Agreement") that will set forth KLX's agreement with KLX Energy on the allocation of employees to KLX Energy and obligations and responsibilities regarding compensation, benefits and labor matters. Key aspects of the Employee Matters Agreement include the following:

        Assignment of Employees.    Under the Employee Matters Agreement, KLX and KLX Energy will allocate all employees of KLX and its affiliates on or prior to the distribution date to either KLX or to KLX Energy based upon whether each employee's employment duties before the distribution date relate to the KLX business or the business of KLX Energy and upon various other factors as applicable. Notwithstanding the foregoing, certain employees of KLX and its affiliates whose employment duties relate to the KLX Energy business will remain employed by KLX after the distribution date and will provide certain shared services to KLX and KLX Energy. Such employees will transfer to KLX Energy following completion of the Merger.

        Equity Awards.    The Employee Matters Agreement will provide that the outstanding KLX equity awards held by employees moving to KLX Energy in connection with the spin-off will be permitted to remain outstanding under the KLX Long Term Incentive Plan ("LTIP") and continue vesting and be satisfied at the relevant time following the distribution date in accordance with the KLX LTIP's rules and relevant award agreements, with continued service at KLX Energy considered to be continued service at KLX for the purposes of vesting of such awards. Outstanding restricted stock awards and restricted stock units held by employees moving to KLX Energy that remain in the KLX LTIP as well as restricted stock awards and restricted stock units held by employees remaining with KLX after the spin-off will be adjusted to preserve the aggregate fair market value (and thus the aggregate intrinsic value) of the award immediately before the distribution by multiplying the number of shares of KLX common stock subject to each such restricted stock award or restricted stock unit immediately prior to the distribution by a fraction, the numerator of which is the KLX Pre-Distribution Stock Value and the denominator of which is the KLX Post-Distribution Stock Value, where "KLX Pre-Distribution Stock Value" means the closing price per share of KLX's common stock trading regular way with due bills on the distribution date during the period beginning at 9:30 AM, New York City time, and ending at 4:00 PM, New York City time ("Regular Trading Hours"), and "KLX Post-Distribution Stock Value" means the opening price per share of KLX's common stock trading on the first trading day following the distribution date during Regular Trading Hours.

        The Employee Matters Agreement will also provide that, with respect to the KLX Employee Stock Purchase Plan, payroll deductions for participating employees transferring to KLX Energy will cease after the last payroll payment date prior to the distribution and that the option period during which the distribution occurs will be appropriately shortened for employees transferring to KLX Energy and employees remaining with KLX.

        Welfare Benefit Plans.    The Employee Matters Agreement will explain the treatment, with regard to welfare benefits, of employees remaining with KLX and employees transferring to KLX Energy in connection with the spin-off. In connection with the spin-off, KLX Energy will establish its own welfare benefit programs. Employees transferring to KLX Energy who participate in the KLX health and welfare plans will cease participation in such plans and will commence participation in the KLX Energy health and welfare plans. KLX will generally be responsible for all liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by KLX Energy participants under the KLX health and welfare plans prior to such transfer, and KLX Energy shall be so responsible for liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred by KLX Energy participants under the KLX Energy health and welfare plans after such transfer.

        Non-Qualified Deferred Compensation Plans.    The Employee Matters Agreement will provide that, in connection with the spin-off, KLX Energy will establish deferred compensation plans for eligible KLX Energy employees and directors similar to those maintained by KLX. Prior to and following the distribution, KLX will retain all liability and responsibility in accordance with and pursuant to the KLX Deferred Compensation Plan.

        Defined Contribution Plan.    The Employee Matters Agreement shall provide that, prior to the distribution date, KLX Energy will establish a tax qualified defined contribution plan (the "KLX Energy Savings Plan") that is comparable to the KLX tax qualified defined contribution plan (the "KLX Savings Plan") and KLX and KLX Energy will cause the accounts under the KLX Savings Plan of each KLX employee that is moving to KLX Energy to be transferred to the KLX Energy Savings Plan.

        Annual Incentive Plans.    The Employee Matters Agreement will provide that KLX Energy will assume all obligations to pay eligible KLX employees that are moving to KLX Energy their annual cash bonuses for the fiscal year ending January 31, 2019, in accordance with the terms and conditions of the KLX annual incentive plan. KLX Energy will implement its own annual incentive plans for the fiscal year ending January 31, 2020 and beyond.

        The description of the Employee Matters Agreement contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of the Employee Matters Agreement, which is filed herewith as Exhibit B to Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

IP Matters Agreement

        Prior to the spin-off, KLX will enter into an IP Matters Agreement with KLX Energy, which will govern the transfer of the KLX trademarks for use by KLX Energy following the spin-off and the Merger.

        Co-existence.    Following the spin-off but prior to the closing of the Merger, KLX will grant KLX Energy a non-exclusive, irrevocable, royalty-free, non-transferable, non-sublicensable license to use the KLX trademarks in the form of KLX Energy Services. If the Merger Agreement is terminated after the distribution has been consummated, KLX and KLX Energy will enter into a long-term brand co-existence agreement.

        Assignment.    Upon the closing of the Merger, KLX will assign the KLX trademarks and related rights to KLX Energy.

        Rebranding.    Following the closing of the Merger, as soon as reasonably practicable, but no later than 180 days thereafter, the name of all ASG entities will be renamed to remove KLX from their names and will cease using KLX in the ASG business and, as soon as reasonably practicable, but no later than 365 days thereafter, will remove KLX from all ASG products and marketing materials. For the six month period following the closing of the Merger, KLX Energy will grant KLX a non-exclusive, irrevocable, royalty-free, non-transferable, non-sublicensable license to use the KLX trademarks to enable ASG to rebrand.

        The description of the IP Matters Agreement contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of the IP Matters Agreement, which is filed herewith as Exhibit C to Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Transition Services Agreement

        Prior to the spin-off, KLX will enter into a Transition Services Agreement with KLX Energy, under which KLX, certain of its subsidiaries or certain third party service providers contracted by KLX will provide KLX Energy with certain services for a limited time following the spin-off to help ensure an orderly transition following the distribution.

        The services to be provided by KLX include treasury (including accounts payable and payroll), internal audit, accounting, tax compliance and planning, human resources, IT services and other administrative services.

        The Transition Services Agreement will provide for a term of not more than six months post-Merger.

        The Transition Services Agreement generally will require that KLX and its subsidiaries will have no liability to KLX Energy in connection with the transition services and that the sole remedy from KLX to KLX Energy in connection with the transition services is a refund of the total fees paid for the particular transition services. KLX Energy is generally required to indemnify KLX for any losses arising out of or in connection with the transition services.

        KLX Energy will have the right to terminate certain services prior to the end of the term of the Transition Services Agreement, and each party is entitled to terminate if the other party materially breaches any of its obligations under the agreement after notice and an opportunity to cure.

        The description of the Transition Services Agreement contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of the Transition Services Agreement, which is attached as Exhibit D to Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Other Events

        On May 1, 2018, KLX issued a press release issued a press release announcing the entry into the Merger Agreement and the planned spin-off of its Energy Services Group. A copy of the press release is filed herewith as Exhibit 99.1 in compliance with Rule 14a-12 under the Securities Exchange Act, as amended (the "Exchange Act"), and is incorporated herein by reference.

        Also on May 1, 2018, KLX made available on its website a slide show presentation regarding the Merger and the spin-off in connection with a call held with investors. A copy of the presentation is filed herewith as Exhibit 99.2 in compliance with Rule 14a-12 under the Exchange Act and is incorporated herein by reference.

Item 5.02    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transaction Bonus and Noncompetition Agreements

        In connection with ensuring that the interests of KLX's stockholders and KLX's senior executives are aligned in the event of a transaction that would constitute a change of control of KLX, the compensation committee and the board of directors of KLX have each previously concluded that it would favorably consider a discretionary transaction bonus at such time for certain senior executives of KLX. Accordingly, on April 30, 2018, KLX entered into transaction bonus and noncompetition agreements ("Transaction Bonus and Noncompetition Agreements") with each of Amin Khoury, Tom McCaffrey, Mike Senft and Roger Franks. The Transaction Bonus and Noncompetition Agreements provide that, upon and subject to the completion of the Merger, Messrs. Khoury, McCaffrey, Senft and Franks will receive transaction bonuses equal to, respectively, $20,720,000, $9,620,000, $3,330,000 and $3,330,000. The Transaction Bonus and Noncompetition Agreements provide that, during each of the executives' employment with KLX and, following completion of the Merger, for a period of three (3) years subsequent to each of the executives' termination of employment with KLX, the executives will not engage in any employment, consulting or other activity in any business directly competitive with KLX's operations and services as of the date of the completion of the Merger, without KLX's written consent, which consent will not be unreasonably withheld; provided, however, that nothing in the Transaction Bonus and Noncompetition Agreements will preclude the executives from serving as a director of any corporation or a partner or investor in any private equity firm. The Transaction Bonus and Noncompetition Agreements also provide the executives with KLX-paid customary and market outplacement services following their termination of employment in connection with the completion of the Merger, until the earlier of (i) a period of twelve (12) months following completion of the Merger or (ii) until the applicable executive obtains substantially comparable employment.

        In the event that Messrs. Khoury, McCaffrey, Senft or Franks is terminated prior to the completion of the Merger by KLX for any reason other than for "Cause", by the applicable executive for "Good Reason", or due to the applicable executive's death or "Incapacity" (in each case, as such term is defined in the applicable executive's employment agreement), the Transaction Bonus and Noncompetition Agreements provide that such terminated executive will remain eligible to receive the transaction bonus. Payment of the transaction bonuses is conditioned upon the completion of the Merger on or prior to December 31, 2019.

        The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Transaction Bonus and Noncompetition Agreements, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and each of which is incorporated herein by reference.

Employment Agreement Amendment

        On April 30, 2018, KLX entered into an employment agreement amendment (the "Employment Agreement Amendment") with Amin Khoury, effective upon the completion of the Merger, that amends Mr. Khoury's amended and restated employment agreement, dated as of May 25, 2017, by and between KLX and Mr. Khoury. The Employment Agreement Amendment addresses certain matters relating to Mr. Khoury's contemplated employment by KLX Energy, as well as the elimination of KLX's and Mr. Khoury's obligations pursuant to the consulting agreement by and between KLX and Mr. Khoury, which would otherwise arise upon the consummation of the Merger, in exchange for a lump sum payment to Mr. Khoury of $7,500,000. The elimination of KLX's and Mr. Khoury's obligations pursuant to the consulting agreement and the lump sum payment to Mr. Khoury of $7,500,000 are both conditioned upon the completion of the Merger. The Employment Agreement Amendment generally requires Mr. Khoury to cooperate with KLX and its subsidiaries and affiliates after Mr. Khoury's termination of employment with KLX in any disputes with third parties, internal investigations or administrative, regulatory or judicial proceedings (excluding any such proceeding in which Mr. Khoury is an adverse party) as reasonably requested by KLX without any compensation therefor. The foregoing obligation of cooperation is conditioned upon and subject to the completion of the Merger.

        The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On April 30, 2018, the board of directors of KLX amended and restated the Company's Bylaws to include a new Article IX, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving KLX will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the federal district court for the District of Delaware).

        The foregoing description is not complete and is qualified in its entirety by reference to full text of the Bylaws, which are filed herewith as Exhibit 3.1 and are incorporated herein by reference.

Cautionary Statement on Forward-Looking Statements

        This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. The actual experience and results of KLX Inc. (the "Company") and of the Energy Services Group ("ESG") may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), which include its Annual Report on Form 10-K and Current Reports on Form 8-K, and in the Form 10 to be filed in connection with the proposed spin-off of ESG. For more information, see the sections entitled "Risk Factors" and "Forward-Looking Statements" contained in the Company's Annual Report on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

        In connection with the proposed transaction between KLX and The Boeing Company ("Boeing"), KLX will file a proxy statement with the Securities and Exchange Commission (the "SEC"). KLX will also file with the SEC a registration statement with respect to the spin-off of its Energy Services Group. KLX SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE

PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain the documents free of charge when they are available at the SEC's website, www.sec.gov, or from KLX at its website, www.klx.com, or by contacting KLX Investor Relations at (561) 383-5100.

Participants in Solicitation

        KLX and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning KLX's directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is set forth in KLX's Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and its proxy statement filed on May 26, 2017, which are filed with the SEC. A more complete description will be available in the proxy statement with respect to the merger and the registration statement with respect to the spin-off when they become available.

Item 9.01    Financial Statements and Exhibits

(d)
Exhibits

Exhibit No.		Description of Exhibits
2.1	*	Agreement and Plan of Merger, dated April 30, 2018, by and among KLX Inc., The Boeing Company and Kelly Merger Sub, Inc.
3.1		Amended and Restated Bylaws of KLX Inc., dated April 30, 2018
10.1		Transaction Bonus Agreement, dated as of April 30, 2018, by and between KLX Inc. and Amin J. Khoury
10.2		Transaction Bonus Agreement, dated as of April 30, 2018, by and between KLX Inc. and Thomas P. McCaffrey
10.3		Transaction Bonus Agreement, dated as of April 30, 2018, by and between KLX Inc. and Michael F. Senft
10.4		Transaction Bonus Agreement, dated as of April 30, 2018, by and between KLX Inc. and Roger M. Franks
10.5		Amendment, dated as of April 30, 2018, to Amended and Restated Employment Agreement, dated as of May 25, 2017, by and between KLX Inc. and Amin J. Khoury
99.1		Press Release, dated May 1, 2018
99.2		Investor Presentation, dated May 1, 2018

*
Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2018

KLX INC.
By:	/s/ MICHAEL F. SENFT
	Name:	Michael F. Senft
	Title:	Vice President and Chief Financial Officer

QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement.
  Item 8.01 Other Events.
  Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 9.01 Financial Statements and Exhibits
SIGNATURE